Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States 12 Month Oil Fund, LP

March 31, 2009

Dear United States 12 Month Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2008 financial statements for the United States 12 Month Oil Fund, LP (ticker symbol “USL”). We have mailed this statement to all investors in USL who held shares as of December 31, 2008 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States 12 Month Oil Fund, LP’s Privacy Policy. Additional information concerning USL’s 2008 results may be found by referring to the Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USL’s own website at www.unitedstates12monthoilfund.com. You may also call USL at 1-800-920-0259 to speak to a representative and request additional material, including a current USL Prospectus.

United States Commodity Funds LLC is the general partner of the United States 12 Month Oil Fund, LP. United States Commodity Funds LLC is also the general partner and manager of several other commodity based exchange traded security funds that are structured like USL. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)

Information about these other funds is contained within the Annual Report as well as in the current USL Prospectus. Investors in USL who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstatesnaturalgasfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesheatingoilfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in the United States 12 Month Oil Fund, LP.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY

UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “General Partner”), a commodity pool operator registered with the Commodity Futures Trading Commission that serves as general partner to a number of commodity pools, including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP and United States Short Oil Fund, LP (collectively, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under Federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the General Partner may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

 The General Partner does not sell or rent investor information. The General Partner does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the General Partner may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The General Partner may also share information in connection with the servicing or processing of Fund transactions.

•
To affiliated companies, i.e., any company that controls, is controlled by, or is under common control with the General Partner, to introduce Fund investors to other products and services that may be of value to them;

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the General Partner’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The General Partner holds Fund investor information in the strictest confidence. Accordingly, the General Partner’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The General Partner maintains safeguards that comply with federal standards to protect investor information. The General Partner restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the General Partner shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The General Partner’s privacy policy applies to both current and former investors. The General Partner will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The General Partner may make changes to its privacy policy in the future. The General Partner will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the General Partner will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES 12 MONTH OIL FUND, LP

A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the year ended December 31, 2008 and the period from June 27, 2007 (inception) to December 31, 2007

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States 12 Month Oil Fund, LP

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the year ended December 31, 2008 and the period from June 27, 2007 (inception) to December 31, 2007 is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
United States 12 Month Oil Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States 12 Month Oil Fund, LP)

SPICER JEFFRIES LLP Certified Public Accountants

CERTIFIED PUBLIC ACCOUNTANTS

5251 SOUTH QUEBEC STREET, SUITE 200
GREENWOOD VILLAGE, CO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
United States 12 Month Oil Fund, LP

We have audited the accompanying statements of financial condition of United States 12 Month Oil Fund, LP, (the “Fund”) as of December 31, 2008 and 2007, including the schedule of investments as of December 31, 2008 and 2007, and the related statements of operations, changes in partners’ capital and cash flows for the year ended December 31, 2008 and the period from June 27, 2007 (inception) through December 31, 2007. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States 12 Month Oil Fund, LP as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ending December 31, 2008 and the period from June 27, 2007 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Greenwood Village, Colorado
February 20, 2009

United States 12 Month Oil Fund, LP
Statements of Financial Condition
At December 31, 2008 and 2007
	2008	2007
Assets
Cash and cash equivalents	$4,012,323	$18,174,276
Equity in UBS Securities LLC trading accounts:
Cash	4,993,212	1,999,108
Unrealized gain (loss) on open commodity futures contracts	(2,754,630)	1,525,370
Interest receivable	2,343	4,994
Receivable from general partner	97,019	-
Total assets	$6,350,267	$21,703,748
Liabilities and Partners' Capital
General Partner management fees (Note 3)	$2,151	$8,790
Audit and tax reporting fees payable	99,399	2,600
Brokerage commission fees payable	650	-
Other liabilities	489	879
Total liabilities	102,689	12,269
Commitments and Contingencies (Notes 3, 4 and 5)
Partners' Capital
General Partner	-	-
Limited Partners	6,247,578	21,691,479
Total Partners' Capital	6,247,578	21,691,479
Total liabilities and partners' capital	$6,350,267	$21,703,748
Limited Partners' units outstanding	200,000	400,000
Net asset value per unit (commencement of operations, December 6, 2007)	$50.00	$50.00
Net asset value per unit	$31.24	$54.23
Market value per unit	$29.89	$53.88

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Schedule of Investments
At December 31, 2008

Open Futures Contracts		Gain (Loss) on
	Number of	Open Commodity	% of Partners'
	Contracts	Contracts	Capital
United States Contracts
Crude Oil Futures contracts, expire February 2009	10	$(246,750)	(3.95)
Crude Oil Futures contracts, expire March 2009	10	(189,900)	(3.04)
Crude Oil Futures contracts, expire April 2009	10	(248,520)	(3.98)
Crude Oil Futures contracts, expire May 2009	9	(200,760)	(3.21)
Crude Oil Futures contracts, expire June 2009	10	(314,350)	(5.03)
Crude Oil Futures contracts, expire July 2009	10	(405,450)	(6.49)
Crude Oil Futures contracts, expire August 2009	9	(413,310)	(6.62)
Crude Oil Futures contracts, expire September 2009	10	(305,000)	(4.88)
Crude Oil Futures contracts, expire October 2009	9	(257,730)	(4.12)
Crude Oil Futures contracts, expire November 2009	10	(159,100)	(2.55)
Crude Oil Futures contracts, expire December 2009	9	(43,060)	(0.69)
Crude Oil Futures contracts, expire January 2010	10	29,300	0.47
	116	(2,754,630)	(44.09)

Cash Equivalents
	Cost	Market Value
United States – Money Market Fund	$2,357,439	2,357,439	37.73
Goldman Sachs Financial Square Funds – Government Fund	$2,357,439	2,357,439	37.73
Cash		1,654,884	26.49
Total Cash and Cash Equivalents		4,012,323	64.22
Cash on deposit with broker		4,993,212	79.92
Liabilities, less receivables		(3,327)	(0.05)
Total Partners' Capital		$6,247,578	100.00

United States 12 Month Oil Fund, LP
Condensed Schedule of Investments
At December 31, 2007

Open Futures Contracts	Number of	Gain on Open Commodity	% of Partners’
	Contracts	Contracts	Capital
United States Contracts
Crude Oil Futures contracts, expire February 2008	19	$151,860	0.70
Crude Oil Futures contracts, expire March 2008	20	161,850	0.74
Crude Oil Futures contracts, expire April 2008	19	148,020	0.68
Crude Oil Futures contracts, expire May 2008	20	149,550	0.69
Crude Oil Futures contracts, expire June 2008	19	134,150	0.62
Crude Oil Futures contracts, expire July 2008	19	129,490	0.60
Crude Oil Futures contracts, expire August 2008	19	121,220	0.56
Crude Oil Futures contracts, expire September 2008	20	121,400	0.56
Crude Oil Futures contracts, expire October 2008	19	108,700	0.50
Crude Oil Futures contracts, expire November 2008	20	108,700	0.50
Crude Oil Futures contracts, expire December 2008	19	96,840	0.45
Crude Oil Futures contracts, expire January 2009	19	93,590	0.43
	232	1,525,370	7.03

	Market Value
Cash	18,174,276	83.78
Total Cash and Cash Equivalents	18,174,276	83.78
Cash on deposit with broker	1,999,108	9.22
Liabilities, less receivables	(7,275)	(0.03)
Total Partners' Capital	$21,691,479	100.00

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Statements of Operations
For the year ended December 31, 2008 and the period from June 27, 2007 (inception) to December 31, 2007

		Period from
	Year ended	June 27, 2007 to
	December 31,	December 31,
	2008	2007
Income
Gains (losses) on trading of commodity futures contracts:
Realized gains on closed positions	$1,889,260	$-
Change in unrealized gains (losses) on open positions	(4,280,000)	1,525,370
Interest income	151,396	49,954
Other income	4,000	2,000
Total income (loss)	(2,235,344)	1,577,324
Expenses
General Partner management fees (Note 3)	49,187	8,790
Brokerage commission fees	2,325	892
Audit and tax reporting fees	109,240	2,600
Other expenses	6,313	879
Total expenses	167,065	13,161
Expense waiver	(97,019)	-
Net expenses	70,046	13,161
Net income (loss)	$(2,305,390)	$1,564,163
Net income (loss) per limited partnership unit	$(22.99)	$4.23
Net income (loss) per weighted average limited partnership unit	$(16.23)	$3.98
Weighted average limited partnership units outstanding	142,077	392,593

United States 12 Month Oil Fund, LP
Statements of Changes in Partners' Capital
For the year ended December 31, 2008 and the period from June 27, 2007 (inception) to December 31, 2007

	General Partner	Limited Partners	Total
Balances, at Inception	$-	$-	$-
Initial contribution of capital	20	980	1,000
Addition of 400,000 partnership units	-	20,127,316	20,127,316
Redemption of 0 partnership units	(20)	(980)	(1,000)
Net income	-	1,564,163	1,564,163

Balances, at December 31, 2007	-	21,691,479	21,691,479
Addition of 100,000 partnership units	-	3,105,118	3,105,118
Redemption of 300,000 partnership units	-	(16,243,629)	(16,243,629)
Net loss	-	(2,305,390)	(2,305,390)

Balances, at December 31, 2008	$-	$6,247,578	$6,247,578

Net Asset Value Per Unit
At July 27, 2007 (inception)	$-
At December 6, 2007 (commencement of operations)	$50.00
At December 31, 2007	$54.23
At December 31, 2008	$31.24

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Statements of Cash Flows
For the year ended December 31, 2008 and the period from June 27, 2007 (inception) to December 31, 2007

		Period from
	Year ended	June 27, 2007 to
	December 31,	December 31,
	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$(2,305,390)	$1,564,163
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Increase in commodity futures trading account - cash	(2,994,104)	(1,999,108)
Unrealized (gains) losses on futures contracts	4,280,000	(1,525,370)
(Increase) decrease in interest receivable	2,652	(4,994)
Increase in receivable from general partner	(97,020)	-
Increase (decrease) in management fees payable	(6,639)	8,790
Increase in audit and tax reporting fees payable	96,799	2,600
Increase in commission fees payable	650	-
Increase in other liabilities	(390)	879
Net cash used in operating activities	(1,023,442)	(1,953,040)

Cash Flows from Financing Activities:
Subscription of partnership units	3,105,118	20,128,316
Redemption of partnership units	(16,243,629)	(1,000)
Net cash provided by (used in) financing activities	(13,138,511)	20,127,316
Net Increase (Decrease) in Cash and Cash Equivalents	(14,161,953)	18,174,276

Cash and Cash Equivalents, beginning of period	18,174,276	-
Cash and Cash Equivalents, end of period	$4,012,323	$18,174,276

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Notes to Financial Statements
For the year ended December 31, 2008
and the period ended December 31, 2007

NOTE 1 - ORGANIZATION AND BUSINESS

The United States 12 Month Oil Fund, LP (“US12OF”) was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007. US12OF is a commodity pool that issues units that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, US12OF’s units traded on the American Stock Exchange (the “AMEX”). US12OF will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Amended and Restated Agreement of Limited Partnership dated as of December 4, 2007 (the “LP Agreement”). The investment objective of US12OF is for the changes in percentage terms of its net asset value to reflect the changes in percentage terms of the price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of the 12 futures contracts on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12OF’s expenses. US12OF accomplishes its objectives through investments in futures contracts for light, sweet crude oil, and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other oil-related investments such as cash-settled options on Futures Contracts, forward contracts for oil and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Crude Oil-Related Investments”). As of December 31, 2008, US12OF held 116 Futures Contracts traded on the NYMEX.

US12OF commenced investment operations on December 6, 2007 and has a fiscal year ending on December 31. United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (the “General Partner”) is responsible for the management of US12OF. The General Partner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The General Partner is also the general partner of the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the AMEX under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, USNG’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008.

US12OF issues limited partnership interests (“units”) to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc. (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the net asset value of a unit determined as of the earlier of the close of the New York Stock Exchange (the “NYSE”) or 4:00 p.m. New York time on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay US12OF a $1,000 fee for each order to create one or more Creation Baskets. Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of US12OF but rather at market prices quoted on such exchange.

In December 2007, US12OF initially registered 11,000,000 units on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On December 6, 2007, US12OF listed its units on the AMEX under the ticker symbol “USL”. On that day, US12OF established its initial net asset value by setting the price at $50.00 per unit and issued 300,000 units in exchange for $15,000,000. US12OF also commenced investment operations on December 6, 2007 by purchasing Futures Contracts traded on the NYMEX based on light, sweet crude oil. As a result of the acquisition of the AMEX by NYSE Euronext, US12OF’s units commenced trading on the NYSE Arca on November 25, 2008. As of December 31, 2008, US12OF had registered a total of 11,000,000 units.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and in the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. US12OF earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate. In addition, US12OF earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

US12OF is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem units (“Redemption Baskets”) only in blocks of 100,000 units equal to the net asset value of the units determined as of the earlier of the close of the NYSE or 4:00 p.m. New York time on the day the order is placed.

US12OF records units sold or redeemed one business day after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in US12OF’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of US12OF in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

US12OF calculates its net asset value on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. US12OF uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2008.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by US12OF. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Cash Equivalents

Cash and cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires US12OF’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of US12OF in accordance with the objectives and policies of US12OF. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to US12OF. For these services, US12OF is contractually obligated to pay the General Partner a fee, which is paid monthly and based on average daily net assets, that is equal to 0.60% per annum on average daily net assets.

Ongoing Registration Fees and Other Offering Expenses

US12OF pays all costs and expenses associated with the ongoing registration of units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the year ended December 31, 2008 and the period ended December 31, 2007, US12OF incurred $0 and $0, respectively, in registration fees and other offering expenses.

Directors’ Fees

US12OF is responsible for paying the fees and expenses, including directors’ and officers’ liability insurance, of the independent directors of the General Partner who are also audit committee members. During 2008, US12OF shared these fees with USOF, USNG, UGA and USHO based on the relative assets of each fund, computed on a daily basis. These fees for calendar year 2008 amounted to a total of $282,000 for all five funds, and US12OF’s portion of such fees was $1,762. For the period from December 6, 2007 through December 31, 2007, these fees were $286,000, and US12OF’s portion of such fees was $350.

Licensing Fees

As discussed in Note 4, US12OF entered into a licensing agreement with the NYMEX on January 16, 2008. The agreement has an effective date of December 4, 2007 with respect to US12OF. Pursuant to the agreement, US12OF and the affiliated funds managed by the General Partner pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. During the year ended December 31, 2008 and the period ended December 31, 2007, US12OF incurred $2,854 and $540, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with US12OF’s audit expenses and tax accounting and reporting requirements, with the exception of certain initial implementation service fees and base service fees which were borne by the General Partner, are paid by US12OF. The General Partner, though under no obligation to do so, agreed to pay certain expenses, including those relating to audit expenses and tax accounting and reporting requirements normally borne by US12OF to the extent that such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis, through December 31, 2008. The General Partner has no obligation to continue such payment into subsequent years. The total amount of these costs to be paid by the General Partner and US12OF are estimated to be $55,000 for the year ended December 31, 2008.

Other Expenses and Fees

In addition to the fees described above, US12OF pays all brokerage fees, taxes and other expenses in connection with the operation of US12OF, excluding costs and expenses paid by the General Partner as outlined in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

US12OF is party to a marketing agent agreement, dated as of November 13, 2007, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for US12OF as outlined in the agreement. The fee of the Marketing Agent, which is borne by the General Partner, is equal to 0.06% on US12OF’s assets up to $3 billion; and 0.04% on US12OF’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

US12OF is also party to a custodian agreement, dated October 5, 2007, with Brown Brothers Harriman & Co. (“BBH&Co.”), whereby BBH&Co. holds investments on behalf of US12OF. The General Partner pays the fees of the custodian, which are determined by the parties from time to time. In addition, US12OF is party to an administrative agency agreement, dated October 5, 2007, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for US12OF. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees are determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to all funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of US12OF’s, USOF’s, USNG’s, UGA’s and USHO’s combined net assets, (b) 0.0465% for US12OF’s, USOF’s, USNG’s, UGA’s and USHO’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once US12OF’s, USOF’s, USNG’s, UGA’s and USHO’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also pays transaction fees ranging from $7.00 to $15.00 per transaction.

US12OF has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”). The agreement requires UBS Securities to provide services to US12OF in connection with the purchase and sale of Futures Contracts and Other Crude Oil-Related Investments that may be purchased and sold by or through UBS Securities for US12OF’s account. The agreement provides that UBS Securities charge US12OF commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

US12OF invests primarily in Futures Contracts traded on the NYMEX. On January 16, 2008, US12OF and the NYMEX entered into a license agreement whereby US12OF was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. The agreement has an effective date of December 4, 2007 with respect to US12OF. Under the license agreement, US12OF and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

US12OF expressly disclaims any association with the NYMEX or endorsement of US12OF by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

US12OF engages in the trading of Futures Contracts and options on Futures Contracts (collectively, “derivatives”). US12OF is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by US12OF are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, US12OF must rely solely on the credit of its respective individual counterparties. However, in the future, if US12OF were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. US12OF also has credit risk since the sole counterparty to all domestic and foreign futures contracts is the exchange on which the relevant contracts are traded. In addition, US12OF bears the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

US12OF’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of US12OF’s assets posted with that futures commission merchant; however, the vast majority of US12OF’s assets are held in Treasuries, cash and/or cash equivalents with US12OF’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of US12OF’s custodian could result in a substantial loss of US12OF’s assets.

US12OF invests its cash in money market funds that seek to maintain a stable net asset value. US12OF is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2008 and 2007, US12OF had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amount of $9,005,535 and $20,173,384, respectively. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, US12OF is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, US12OF pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

US12OF’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, US12OF has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by US12OF are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for year ended December 31, 2008 and the period from December 6, 2007 (commencement of operations) to December 31, 2007. This information has been derived from information presented in the financial statements.

	For the year ended December 31, 2008	For the period from December 6, 2007 (commencement of operations) to December 31, 2007
Per Unit Operating Performance:
Net asset value, beginning of period	$54.23	$50.00
Total loss	(21.81)	4.26
Total expenses	(1.18)	(0.03)
Net increase (decrease) in net asset value	(22.99)	(4.23)
Net asset value, end of period	$31.24	$54.23
Total Return	(42.39)%	8.46%
Ratios to Average Net Assets
Total income (loss)	(27.27)%	107.67%
Management fees	0.60%	0.60	%*
Total expenses excluding management fees	1.44%	0.30	%*
Expenses waived	1.18%	-	%*
Net expenses excluding management fees	0.26%	0.30	%*
Net income (loss)	(28.12)%	106.77	%*
*Annualized

Total returns are calculated based on the change in value during the period. An individual limited partner’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from US12OF.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2008 and December 31, 2007.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2008	2008	2008	2008
Total Income (Loss)	$241,297	$2,762,450	$(2,330,673)	$(2,908,418)
Total Expenses	35,973	98,087	59,678	26,673
Expense Waivers	-	(87,624)	(45,330)	35,935
Net Expenses	35,973	10,463	14,348	9,262
Net Income (Loss)	$205,324	$2,751,987	$(2,345,021)	$(2,917,680)
Net Income (Loss) per Unit	$4.08	$25.74	$(23.45)	$(29.36)

	Fourth
	Quarter
	2007
Total Income	$1,577,324
Total Expenses	13,161
Net Income	$1,564,163
Net Income per Unit	$4.23

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, US12OF adopted FAS 157 - Fair Value Measurements (“FAS 157” or the “Statement”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurement. The changes to current practice resulting from the application of the Statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. The Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of US12OF (observable inputs) and (2) US12OF’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FAS 157 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of US12OF’s securities at December 31, 2008 using the fair value hierarchy:

At December 31, 2008	Total	Level I	Level II	Level III
Investments	$2,357,439	$2,357,439	$-	$-
Derivative assets	(2,754,630)	(2,754,630)	-	-

NOTE 9 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2008, Statement of Financial Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), was issued and became effective for fiscal years that began after November 15, 2008. SFAS 161 requires enhanced disclosures to provide information about the reasons USOF invests in derivative instruments, the accounting treatment of derivative instruments and the effect derivatives have on USOF’s financial performance. The General Partner is currently evaluating the impact the adoption of SFAS 161 will have on USOF’s financial statement disclosures.